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                                                                    EXHIBIT 4.5


















                       NORTHWESTERN STEEL AND WIRE COMPANY

                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN




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                                TABLE OF CONTENTS


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ARTICLE I

         ESTABLISHMENT............................................................................................1
         1.1      Purpose.........................................................................................1

ARTICLE II

         DEFINITIONS..............................................................................................1
         2.1      "Affiliate".....................................................................................1
         2.2      "Agreement" or "Option Agreement"...............................................................1
         2.3      "Board of Directors" or "Board".................................................................1
         2.4      "Change in Control".............................................................................1
         2.5      "Code" or "Internal Revenue Code"...............................................................2
         2.6      "Commission"....................................................................................2
         2.7      "Committee".....................................................................................2
         2.8      "Common Stock"..................................................................................2
         2.9      "Company".......................................................................................2
         2.10     "Director"......................................................................................2
         2.11     "Disability"....................................................................................2
         2.12     "Effective Date"................................................................................3
         2.13     "Exchange Act"..................................................................................3
         2.14     "Fair Market Value".............................................................................3
         2.15     "Grant Date"....................................................................................3
         2.16     "Nasdaq"........................................................................................3
         2.17     "Option"........................................................................................3
         2.18     "Option Period".................................................................................3
         2.19     "Option Price"..................................................................................3
         2.20     "Participant"...................................................................................3
         2.21     "Plan"..........................................................................................4
         2.22     "Representative"................................................................................4
         2.23     "Rule 16b-3" ...................................................................................4
         2.24     "Securities Act"................................................................................4
         2.25     "Termination of Directorship"...................................................................4

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                                                                                                               Page

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ARTICLE III

         ADMINISTRATION...........................................................................................4
         3.1      Committee Structure and Authority...............................................................4

ARTICLE IV

         STOCK SUBJECT TO PLAN....................................................................................5
         4.1      Number of Shares................................................................................5
         4.2      Release of Shares...............................................................................5
         4.3      Restrictions on Shares..........................................................................6
         4.4      Stockholder Rights..............................................................................6
         4.5      Reasonable Efforts To Register..................................................................6
         4.6      Adjustments.....................................................................................7
         4.7      Limited Transfer During Offering................................................................7

ARTICLE V

         OPTIONS..................................................................................................7
         5.1      Eligibility.....................................................................................7
         5.2      Grant and Exercise..............................................................................7
         5.3      Terms and Conditions............................................................................8
         5.4      Termination.....................................................................................8
         5.5      Cashing Out of Option...........................................................................9

ARTICLE VI

         MISCELLANEOUS............................................................................................9
         6.1      Amendments and Termination......................................................................9
         6.2      General Provisions.............................................................................10
         6.3      Special Provisions Regarding a Change in Control...............................................10
         6.4      Delay..........................................................................................11
         6.5      Headings.......................................................................................11
         6.6      Severability...................................................................................11
         6.7      Successors and Assigns.........................................................................11
         6.8      Entire Agreement...............................................................................12



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                       NORTHWESTERN STEEL AND WIRE COMPANY

                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


                                    ARTICLE I

                                  ESTABLISHMENT

         1.1 Purpose. The Northwestern Steel and Wire Company 1998 Non-employee Directors' Stock Option Plan is hereby established by Northwestern Steel and Wire Company (the "Company"), effective as of August 1, 1998. The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating directors of the Company who are not employees, to further align the interests of such directors with those of the stockholders of the Company and to achieve long-term growth and performance of the Company. The Plan and the grant of Options hereunder are expressly conditioned upon the Plan's approval by the stockholders of the Company.


                                   ARTICLE II

                                   DEFINITIONS

         For purposes of the Plan, the following terms are defined as set forth below:

         2.1 "Affiliate" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

         2.2 "Agreement" or "Option Agreement" means, individually or collectively, any agreement entered into pursuant to this Plan pursuant to which an Option is granted to a Participant.

         2.3 "Board of Directors" or "Board" means the Board of Directors of the Company.

         2.4 "Change in Control" shall be deemed to have occurred if (a) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a "group" as defined in Section 13(d)(3) of the Exchange Act becomes the beneficial owner of stock representing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; (b)(i) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another


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corporation other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company's assets, and (ii) the persons who were the members of the Board of Directors of the Company prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent thereof; (c) the stockholders of the Company approve a plan of liquidation of the Company; or (d) within any period of 24 consecutive months, persons who were members of the Board of Directors of the Company immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board of Directors of the Company at the time of such election, cease to constitute a majority of the Board.

         2.5 "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed regulations) thereunder and any subsequent Internal Revenue Code.

         2.6 "Commission" means the Securities and Exchange Commission or any successor agency.

         2.7 "Committee" means the person or persons appointed by the Board of Directors to administer the Plan.

         2.8 "Common Stock" means the shares of the Common Stock, par value $.01 per share, of the Company, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of the Plan.

         2.9 "Company" means Northwestern Steel and Wire Company, an Illinois corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

         2.10 "Director" means each and any director who serves on the Board and who is not an officer or employee of the Company or any of its Affiliates.

         2.11 "Disability" means the physical or mental condition of the Participant, as determined by the Committee, as a result of which such Participant would be entitled to payment of monthly disability benefits under any Company disability plan. If the Participant is not eligible for benefits under any disability plan of the Company, such Participant shall be deemed to have a Disability if the Committee determines that such Participant's physical or mental condition would entitle such Participant to benefits under any Company disability plan if such Participant were eligible therefor.


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         2.12 "Effective Date" means August 1, 1998.

         2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         2.14 "Fair Market Value" means the value determined on the basis of the good faith determination of the Committee, pursuant to the applicable method described below:

                    (a) if the Common Stock is listed on a national securities exchange or quoted on Nasdaq, the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by Nasdaq, as the case may be;

                    (b) if the Common Stock is not listed on a national securities exchange or quoted on Nasdaq, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the over-the-counter market; and

                    (c) if, on the relevant date, the Common Stock is not publicly traded or reported as described in (a) or (b), the fair market value determined in good faith by the Committee.

         2.15 "Grant Date" means the date as of which an Option is granted pursuant to the Plan.

         2.16 "Nasdaq" means The Nasdaq Stock Market, including the Nasdaq National Market.

         2.17 "Option" means the right to purchase the number of shares of Common Stock specified by the Plan at a price and for a term fixed by the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose.

         2.18 "Option Period" means the period during which the Option shall be exercisable in accordance with the Agreement and Article V.

         2.19 "Option Price" means the price at which the Common Stock may be purchased under an Option as provided in Section 5.3.

         2.20 "Participant" means a Director to whom an Option has been granted under the Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term "Participant" shall mean such appointed Representative. The term shall also include a trust for the benefit of the Participant, the Participant's parents, spouse or descendants; a partnership the interests in which are for the benefit of the Participant, the Participant's parents, spouse or descendants; or a custodian under a uniform gifts to minors act


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or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee. Notwithstanding the foregoing, the term "Termination of Directorship" shall mean the Termination of Directorship of the Director.

         2.21 "Plan" means the Northwestern Steel and Wire Company 1998 Non-Employee Directors' Stock Option Plan, as herein set forth and as may be amended from time to time.

         2.22 "Representative" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the beneficiary of the Participant upon or following the Participant's death; or (d) any person to whom an Option has been permissibly transferred by the Committee; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

         2.23 "Rule 16b-3" means Rule 16b-3, as promulgated under the Exchange Act, as amended from time to time, or any successor thereto, in effect and applicable to the Plan and Participants.

         2.24 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         2.25 "Termination of Directorship" means the occurrence of any act or event that actually or effectively causes or results in the person's ceasing, for whatever reason, to be a director of the Company, including, without limitation, death, Disability, dismissal, termination of directorship at the election of the Participant, retirement, or termination of directorship as a result of the discontinuance, liquidation, sale or transfer by the Company or its subsidiaries of all businesses owned or operated by the Company or its subsidiaries.

         In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


                                   ARTICLE III

                                 ADMINISTRATION

         3.1 Committee Structure and Authority. The Plan shall be administered by the Committee which, except as provided herein, shall be comprised of one or more persons appointed by the Board. In the absence of an appointment, the Board shall be the Committee; provided that only those members of the Board who participate in the decision relative to Options under the Plan shall be deemed to be part of the "Committee" for purposes of the Plan. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference), and



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the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of the Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

         The Committee shall have the authority, subject to the terms of the Plan, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Option issued under the Plan and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to Options granted at different times or to different Participants.

         Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.


                                   ARTICLE IV

                              STOCK SUBJECT TO PLAN

         4.1 Number of Shares. Subject to the adjustment under Section 4.5, the total number of shares of Common Stock reserved and available for issuance pursuant to Options under the Plan shall be one hundred thousand (100,000) shares of Common Stock authorized for issuance on the Effective Date. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         4.2 Release of Shares. The Committee shall have full authority to determine the number of shares of Common Stock available for Stock Options, and in its discretion may include (without limitation) as available for distribution any shares of Common Stock that have ceased to be subject to Stock Options, any shares of Common Stock subject to any Stock Options that are forfeited, any Stock Options that otherwise terminate without issuance of shares of Common Stock being made to the Participant, or any shares (whether or not restricted) of Common Stock that are received by the Company in connection with the exercise of a Stock Option, including the satisfaction of any tax liability or the satisfaction of a tax withholding obligation. If any shares could not again be available for Options to a particular Participant under applicable law, such shares shall be available exclusively for Options to Participants who are not subject to such limitations.


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         4.3 Restrictions on Shares. Shares of Common Stock issued upon exercise of an Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Option Agreement. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange, Nasdaq or other public market on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to the exercise of the Option. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in the Plan or as the Committee may otherwise require. The Committee may require any person exercising an Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

         4.4 Stockholder Rights. No person shall have any rights of a stockholder as to shares of Common Stock subject to an Option until, after proper exercise of the Option and other actions required, such shares shall have been recorded on the Company's official stockholder records as having been issued or transferred. Upon exercise of an Option or any portion thereof, the Company will have thirty (30) days in which to issue the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official stockholder records, except as provided herein or in an Agreement.

         4.5 Reasonable Efforts To Register. The Company will use its reasonable efforts to register under the Securities Act the Common Stock delivered or deliverable pursuant to Options on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations governing such forms, when the Committee, in its sole discretion, shall deem such registration appropriate. The Company will use its reasonable efforts to cause the registration statement to become effective and to file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of (a) one year following the expiration of the Option Period of the last Option outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act, and (c) the date all Participants have disposed of all shares delivered pursuant to any Option. The Company may delay the foregoing obligation if the Committee reasonably determines that any such registration would materially and adversely affect the Company's interests or if there is no material benefit to Participants.


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         4.6 Adjustments. In the event, after the Effective Date, of a stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Company stock offering or event involving the Company and having an effect similar to any of the foregoing, which does not constitute a Change in Control, then the Committee shall adjust or substitute, as the case may be, the number of shares of Common Stock available for Options under the Plan, the number of shares of Common Stock covered by outstanding Options, the exercise price per share of outstanding Options, and any other characteristics or terms of the Options as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall reasonably be determined by the Committee.

         4.7 Limited Transfer During Offering. In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of an Option.


                                    ARTICLE V

                                     OPTIONS

         5.1 Eligibility. Each Director shall be granted Options to purchase shares of Common Stock as provided herein, and in an Agreement.

         5.2 Grant and Exercise. Each person who is a Director on the Effective Date shall become a Participant without further action by the Board or the Committee. Each person who is subsequently elected or appointed as a Director shall become a Participant and shall, on his date of election or appointment, without further action by the Board or the Committee, be granted an Option to purchase two thousand five hundred (2,500) shares of Common Stock. Thereafter, on the date each annual meeting of stockholders of the Company after which a Participant continues as a Director, in any year following the year of the initial grant of an Option to such Participant, such Participant shall be granted an Option to purchase two thousand five hundred (2,500) shares of Common Stock. If the number of shares of Common Stock available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive an Option to purchase a pro rata number of the remaining shares of Common Stock available under the Plan; provided further, however, that if such proration results in fractional shares of Common Stock, then such Option shall be rounded down to the nearest number of whole shares of Common Stock. If there

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is no whole number of shares remaining to be granted, then no grants shall be made under the Plan. Each Option granted under the Plan shall be evidenced by an Option Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in the Plan. Such Option Agreement shall become effective upon execution by the Participant.

         5.3 Terms and Conditions. Options shall be subject to such terms and conditions as shall be determined by the Committee, including in each case the following:

         (a) Option Period. The Option Period of each Option shall be ten (10) years.

         (b) Option Price. The Option Price per share of the Common Stock purchasable under an Option shall be the Fair Market Value as of the Grant Date.

         (c) Exercisability. Subject to the provisions of Section 6.3, Options shall become exercisable as specified in each Option Agreement, but no sooner than six (6) months after the Grant Date. An Option shall only be exercisable during the Option Period.

         (d) Method of Exercise. Subject to the provisions of this Article V, a Participant may exercise Stock Options, in whole or in part, at any time during the Option Period by the Participant's giving to the Company written notice of exercise on a form provided by the Committee (if available) specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Except when waived by the Committee, such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee (including approval at the time of exercise), payment in full or in part may also be made (I) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee and permitted in accordance with Section 5.3(e); (iii) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); or (iv) by any combination of the foregoing or by any other method permitted by the Committee.

         (e) Nontransferability of Options. Except as provided in an Agreement as determined by the Committee, no Option or interest therein shall be transferable by a Participant other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant.

         5.4 Termination. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant ceases to be a Director due to death or Disability, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable until the expiration of the Option Period (or such other period or no period as the Committee may specify).


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         Unless otherwise provided in an Agreement or determined by the
Committee, if a Participant incurs a Termination of Directorship for any reason other than due to Participant's death or Disability, any Option held by such Participant shall terminate at the end of the Option Period; provided that if a Participant voluntarily terminates such Participant's directorship, such Participant's Option shall terminate upon the later of six (6) months following the Grant Date and ninety (90) days following such Participant's Termination of Directorship. Unless otherwise provided in an Option Agreement, the death or Disability of a Participant after a Termination of Directorship otherwise provided herein shall not extend the time permitted to exercise an Option.

         5.5 Cashing Out of Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of any Stock Option to be exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is subject to the Option over the Option Price times the number of shares of Common Stock subject to the Option on the effective date of such cash-out.


                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under a Stock Option previously granted, without the Participant's consent, except such an amendment (a) made to avoid an expense charge to the Company or an Affiliate, or (b) made to permit the Company or an Affiliate a deduction under the Code. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

         The Committee may amend the Plan at any time subject to the same limitations (and exceptions to limitations) as applied to the Board and further subject to any approval or limitations the Board may impose.

         The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent or reduce an Option Price, except such an amendment made to avoid an expense charge to the Company or an Affiliate or qualify for a deduction.

         Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Options which qualify for beneficial treatment under such rules without stockholder approval. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interests accounting is available, including the substitution of Common


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Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

         6.2 General Provisions.

         (a) Representation. The Committee may require each person purchasing or receiving shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof in violation of the Securities Act. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         (b) Withholding. If determined to be required to protect the Company, no later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Option, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

         (c) Controlling Law. The Plan and all Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Illinois (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law, and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

         (d) Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under the Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under the Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

         (e) Fail-Safe. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         6.3 Special Provisions Regarding a Change in Control. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in an Agreement, in the event of a Change in Control:


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



         (a) The Committee may, in its sole discretion, elect to terminate and cash out all Stock Options outstanding as of the date of such Change in Control (whether vested or not) by paying each Participant an amount in cash equal to
(i) the excess of the Change in Control Price (as defined in Section 12.3) for the Common Stock that is subject to each particular Option over the Option Price per share times the number of shares of Common Stock subject to such Option, or
(ii) $0.10 times the number of shares of Common Stock subject to each particular Option in the event the Change in Control Price is less than the Option Price per share. In the event of a Change in Control resulting from a corporate transaction (other than a corporate transaction resulting from a tender or exchange offer for fifty percent (50%) or less of the voting securities of the Company) and provided that the Committee has not elected to terminate and cash out all Stock Options in accordance with the previous sentence, the entity which has acquired control of the Company may exchange all Stock Options outstanding as of the date of such Change in Control (whether vested or not) for options under an equivalent plan of such entity which shall have an equivalent value and vesting schedule. If such entity which has acquired control of the Company does not exchange all Stock Options outstanding as of the date of such Change in Control (whether vested or not) for options under an equivalent plan of such entity which shall have an equivalent value and vesting schedule and the Committee has not elected to terminate and cash out all Stock Options, such Stock Options, to the extent not vested, shall become fully vested and exercisable to the full extent of the original grant.

         (b) For purposes of this Section, "Change in Control Price" means the higher of (I) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on Nasdaq during the sixty (60)-day period prior to and including the date of a Change in Control, or (ii) if the Change in Control is the result of a corporate transaction, the highest price per share of Common Stock paid in such tender or exchange offer or a corporate transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

         6.4 Delay. The Company shall have the right to suspend or delay any time period described in the Plan or an Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company.

         6.5 Headings. The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

         6.6 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.


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


         6.7 Successors and Assigns. The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

         6.8 Entire Agreement. The Plan and the Agreement constitutes the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and any Agreement, the terms and conditions of the Plan shall control.

         Executed on this 1st day of February, 1998.


                                   NORTHWESTERN STEEL AND WIRE COMPANY


                                   By: /s/ Thomas M. Vercillo
                                      ---------------------------------
                                   Name: Thomas M. Vercillo
                                        -------------------------------
                                   Title: Chief Financial Officer and Treasurer
                                         ------------------------------




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